Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 033-60293, 333-04259, 333-27169, 333-31107, 333-82998, 333-126986 and 333-133334) of Independent Bank Corp.’s of our report dated January 13, 2005 relating to the financial statements of Slade’s Ferry Bancorp., which is included in the Annual Report on Form 10-K for the year ended December 31, 2006 of Slade’s Ferry Bancorp., which appears in this Current Report on Form 8-K.
/s/ Shatswell, MacLeod & Company, P.C.
West Peabody, Massachusetts
May 6, 2008